EXHIBIT 10.1

(1)	Digital Angel Corporation

(2)	Michael Cook and Others

Share Purchase Agreement

CONTENTS

1.	INTERPRETATION	1
2.	SALE AND PURCHASE	3
3.	CONDITION PRECEDENT	3
4.	PURCHASE PRICE	4
5.	COMPLETION	4
6.	WARRANTIES	5
7.	DIGITAL ANGEL INDEMNITY	5
8.	MICHAEL COOK RELEASE	6
9.	FURTHER ASSURANCE	6
10.	ASSIGNMENT	6
11.	WHOLE AGREEMENT	6
12.	VARIATION AND WAIVER	6
13.	SEVERANCE	7
14.	THIRD PARTY RIGHTS	7
15.	COUNTERPARTS	7
16.	GOVERNING LAW AND JURISDICTION	7
SCHEDULE 1
	Particulars of the Buyers
SCHEDULE 2
	Deferred Sum Payments
SCHEDULE 3
	Completion: Seller’s Obligations

THIS AGREEMENT is made on 1 March 2013

BETWEEN

(1)	Digital Angel Corporation of 3000 State Street, Suite 214, New London, CT 06320, USA (Seller).
(2)	The parties named in Schedule 1 (Buyers).

BACKGROUND

The Seller has agreed to sell and the Buyers have agreed to buy the Sale Shares subject to and on the terms and conditions of this agreement.

OPERATIVE PROVISIONS

1.	INTERPRETATION
1.1.	The definitions and rules of interpretation in this clause apply in this agreement.
2009 Agreement	a recourse invoice discounting agreement entered into by the Signature Industries Limited and Bibby Invoice Discounting Limited on or about 8 July 2009;
Anti Embarrassment Agreement	the agreement in agreed form to be entered into by the Buyers, the Company and Signature Industries Limited prior to Completion of this agreement;
Business Day	a day (other than a Saturday, Sunday or public holiday) when banks in the City of London are open for business;
Business Sale Agreement

the agreement in agreed form to be entered into prior to Completion of this agreement between Signature Industries Limited and the Company under the terms of which the Company is to acquire certain of the business and assets of Signature Industries Limited;

Company

Digital Angel Radio Communications Limited, a private company limited by shares incorporated and registered in England and Wales with company number 08167109 whose registered office is at Power House, Harrison Close, Knowlhill, Milton Keynes MK5 8PA with an issued share capital of 100 ordinary shares of £1 each;

Completion	completion of the sale and purchase of the Sale Shares in accordance with this agreement;
Completion Date	the date of this agreement;
Encumbrance

any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement;

Novation Agreements

the deeds of novation in agreed form to be entered into prior to Completion of this agreement:

a.    between Michael Cook, the Company and Signature Industries Limited and under the terms of which the Company is to assume certain liabilities to Michael Cook; and

b.    between Invicta Management Resources Limited, the Company, the Seller and Signature Industries Limited and under the terms of which the Company is to assume certain liabilities to Invicta Management Resources Limited; and

Purchase Price	the purchase price for the Sale Shares to be paid by the Buyers to the Seller in accordance with clause 4;
Purchase Price Payment Date	31 March 2013;
Sale Shares	the 100 Ordinary shares of £1 each in the Company, comprising the whole of the allotted and issued share capital of the Company;
Seller’s Solicitors	Kimbells Freeth LLP;
SIL Payment Amount	an amount equal to the Cash Value (as defined in the Business Sale Agreement) payable by the Company under clause 4.1 of the Business Sale Agreement;
subsidiary	has the meaning given to it in section 1159 of the Companies Act 2006;
Warranties	the statements set out in clause 6.

1.2.	Clause and schedule headings do not affect the interpretation of this agreement.
1.3.

A reference to a clause or a schedule is a reference to a clause of, or schedule to, this agreement. A reference to a paragraph is to a paragraph of the relevant schedule, and a reference to an appendix is to the relevant appendix to this agreement.

1.4.	A person includes a corporate or unincorporated body.
1.5.	Words in the singular include the plural and in the plural include the singular.
1.6.	A reference to one gender includes a reference to the other gender.
1.7.

A reference to a statute, statutory provision or any subordinate legislation made under a statute is to such statute, provision or subordinate legislation as amended or re-enacted from time to time whether before or after the date of this agreement and, in the case of a statute, includes any subordinate legislation made under that statute whether before or after the date of this agreement.

1.8.	Writing or written includes faxes but not e-mail.
1.9.	Documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification.
1.10.	Where the words include(s), including or in particular are used in this agreement, they are deemed to have the words "without limitation" following them.
1.11.	References to this agreement include this agreement as amended or varied in accordance with its terms.
1.12.	Unless expressly provided otherwise in this agreement, the Buyers shall be jointly and severally liable for their respective obligations, undertakings and liabilities arising under this agreement

2.	SALE AND PURCHASE
2.1.

The Seller shall sell with full title guarantee and free from all Encumbrances and the Buyers shall buy the Sale Shares in the proportions set out in Schedule 1, together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement.

2.2.	The Seller is not obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.	CONDITION PRECEDENT
3.1.	Completion of this agreement is subject to and conditional upon completion and delivery to the Seller of:
3.1.1.	the Business Sale Agreement;
3.1.2.	the Novation Agreements;

3.1.3.	the Anti Embarrassment Agreement;
3.1.4.	the release in agreed form by Bibby Financial Services Limited of the Seller from its obligations under the corporate guarantee entered into by the Seller in respect of the 2009 Agreement; and
3.1.5.	the release in agreed form by Bibby Financial Services Limited of Joseph Grillo from his obligations under the personal warranty entered into by Joseph Grillo in respect of the 2009 Agreement.

4.	PURCHASE PRICE
4.1.	The Purchase Price is £562,000, which shall be satisfied as follows:
4.1.1.

on the Purchase Price Payment Date the Buyers shall pay the sum of £150,000 less the SIL Payment Amount (“Completion Sum”) by electronic transfer of immediately available funds to the Seller's Solicitors (who are irrevocably authorised by the Seller to receive the same);

4.1.2.

on the Purchase Price Payment Date the Buyers shall procure that the Company pays an amount equal to the SIL Payment Amount by electronic transfer of immediately available funds to Signature industries Limited;

4.1.3.

by the assumption by the Company under the Novation Agreements of certain of the liabilities of the Buyer and Signature Industries Limited (as appropriate), valued for the purposes of this agreement at £67,000;

4.1.4.

at Completion the Buyers shall, and shall procure that the Company shall, jointly and severally assume any and all liability for the invoice finance facilities extended by Bibby Invoice Discounting Limited and its group companies to the Company, valued for the purposes of this agreement at £175,000; and

4.1.5.

the Buyers shall pay the sum of £170,000 (“Deferred Sum”) by electronic transfer of immediately available funds to the Seller's Solicitors (who are irrevocably authorised by the Seller to receive the same) by instalments on the dates and in the amounts set out in Schedule 2.

5.	COMPLETION
5.1.	Completion shall take place on the Completion Date.
5.2.	At Completion the Seller shall comply with its obligations in Schedule 3.

5.3.	Subject to the Seller complying with clause 5.2, at Completion the Buyers shall assume the liabilities referred to in clause 4.
5.4.

As soon as possible after Completion the Seller shall deliver to the Buyers all documents of title, records, correspondence, documents, files, memoranda and other papers relating to the Company not required to be delivered at Completion which are in its possession.

6.	WARRANTIES
6.1.	The Seller warrants to the Buyers that each of the Warranties set out in this clause is true and accurate and not misleading at the date of this agreement:
6.1.1.	the Sale Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid;
6.1.2.	the Seller is the sole legal and beneficial owner of the Sale Shares;
6.1.3.	the Company does not have any interest in any subsidiaries;
6.1.4.	the Sale Shares are free from all Encumbrances and there is no agreement or commitment given to create an Encumbrance affecting the Sale Shares; and
6.1.5.

no right has been granted to any person to require the Company to issue any share capital and no Encumbrance has been created and no commitment has been given to create an Encumbrance in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company.

7.	DIGITAL ANGEL INDEMNITY
7.1.

The Seller undertakes to indemnify the Company on demand on a pound for pound basis against any payments the Company is called upon to make (and makes) under clause 4.3.1 of the Business Sale Agreement. The Seller’s liability under this indemnity is capped at an amount equal to the Purchase Price, and is subject to receipt by the Seller of the Purchase Price. The Seller’s liability under this indemnity shall be reduced on a pound for pound basis by an amount equal to any element of the Purchase Price from time to time not paid or for which liability has not been assumed as contemplated under clause 4.

7.2.

The Buyers undertake to pay to the Seller on a pound for pound basis and as soon as practicable after receipt of the same an amount equal to any amounts paid by or on behalf of Signature Industries Limited to the Company under clause 4.3.2 of the Business Sale Agreement.

8.	MICHAEL COOK RELEASE

Michael Cook hereby unconditionally and irrevocably releases and discharges the Seller from all its covenants, liabilities and obligations created by or pursuant to the Deed of Guarantee dated 11 October 2012 and entered into between the Seller and Michael Cook, under the terms of which the Seller guaranteed certain obligations of Signature Industries Limited to Michael Cook.

9.	FURTHER ASSURANCE

Each party shall (at its own expense) promptly execute and deliver all such documents, and do all such things, or procure the execution of documents and doing of such things as are required to give full effect to this agreement and the transaction intended to be effected pursuant to it.

10.	ASSIGNMENT

No Buyer may assign or transfer any of its rights, benefits or obligations under this agreement. Each party confirms that it is acting on its own behalf and on no-one else's.

11.	WHOLE AGREEMENT
11.1.

This agreement and the documents referred to in it constitute the whole agreement and understanding of the parties and supersede any previous arrangements, understanding or agreement between the parties relating to the subject matter of this agreement. Save as expressly provided, and to the maximum extent they may be excluded by contract, this agreement excludes any warranty, covenant, condition or undertaking which may be implied by law. The Buyers acknowledge that they have not been induced to enter into this agreement by, and so far as permitted by law and except in the case of fraud, hereby waive remedy in respect of, any warranties, representations, undertakings, promises or assurances not incorporated expressly into this agreement.

11.2.	Nothing in this clause shall operate to limit or exclude any liability for fraud.

12.	VARIATION AND WAIVER
12.1.	Any variation of this agreement must be in writing and signed by or on behalf of the parties.
12.2.	Any waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and to the circumstances for which it is given.

12.3.

No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy nor shall it prevent any future exercise or enforcement thereof.

12.4.	No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy or other rights or remedies.

13.	SEVERANCE
13.1.

If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability but the other provisions shall remain in force.

13.2.

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

14.	THIRD PARTY RIGHTS

No term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this agreement, but this does not affect any right or remedy of a third party which exists or is available apart from under that Act.

15.	COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this agreement but all the counterparts shall together constitute the same agreement.

16.	GOVERNING LAW AND JURISDICTION
16.1.

This agreement and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England and Wales.

16.2.

The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into as a Deed on the date stated at the beginning of it.

Executed as a Deed by Michael Cook in the presence of:	/s/ Michael Cook

Witness Signature: /s/ Natalie Drought

Witness Name: Natalie Drought

Witness Address: Kimbells Freeth LLP

Power House

Harrison Close

Knowlhill

Milton Keynes MK5 8PA

DX: 154900 Milton Keynes 20

Tel: 01908 668555  Fax: 01908 685085

Executed as a Deed by John Grant in the presence of:	/s/ John Grant
Witness Signature: /s/ A. Murphy Witness Name: Adam Richard Murphy Witness Address: 7 Glebe Court Kilmarnock KAI 38D

Executed as a Deed by Yee Ping Lawrence in the presence of:	/s/ Yee Ping Lawrence
Witness Signature: /s/ Daiva Minkeviciene Witness Name: Diava Minkeviciene Witness Address: 40 St. Augustines Road Kent DA17 5HH

Executed as a Deed by	/s/ L. Michael Haller
for and on behalf of Digital Angel Corporation in the presence of: Witness Signature: /s/ Tami Hathaway Witness Name: Tami Hathaway Witness Address: 3542 Lido Ct. Calabasas CA 91302	Director